Exhibit 99.1

NEWS RELEASE	Company Contact:
For Immediate Distribution	Jackie Cossmon
408-616-7220
ir@XenoPort.com

XenoPort Reports First Quarter Financial Results

SANTA CLARA, CA — May 8, 2007 — XenoPort, Inc. (Nasdaq: XNPT) announced today its financial results for the first quarter ended March 31, 2007. Revenues for the quarter were $16.5 million, compared to $1.3 million for the same period in 2006. Net loss for the first quarter was $3.3 million, compared to a net loss of $15.0 million for the same period in 2006. At March 31, 2007, XenoPort had cash and cash equivalents and short-term investments of $171.4 million.

XenoPort Highlights
Since the start of the first quarter of 2007, XenoPort has:
•
Entered into a collaboration with GlaxoSmithKline (GSK) that included a $75.0 million up-front payment and potential future milestone payments of up to $565.0 million for the development and commercialization of XP13512 worldwide, excluding six Asian countries previously licensed to Astellas Pharma Inc. (Astellas).

•	Reported statistically significant results in both co-primary endpoints versus placebo of a Phase 3 pivotal clinical trial of XP13512 as a potential treatment for restless legs syndrome (RLS).
•
Identified in a single-dose Phase 1 clinical trial a potential once-a-day formulation of XP19986 as a treatment for gastroesophageal reflux disease (GERD) as well as an optimized, twice-a-day formulation of XP19986 as a potential treatment for spasticity. XenoPort also initiated a repeat-dose, dose-escalation Phase 1 clinical trial of the potential once-a-day formulation of XP19986.

Ronald W. Barrett, Ph.D., chief executive officer of XenoPort, stated, “Our progress this year has been exceptional. The positive results and favorable safety profile from our first Phase 3 pivotal trial have increased our confidence that XP13512 may be available to RLS patients in the future. We believe GSK is an ideal partner for the non-Astellas territories, given its strong market presence and its commitment to broadly develop XP13512. Moreover, the option to co-promote XP13512 with GSK in the U.S. could offer strategic advantages, enabling us to build a CNS-focused biopharmaceutical company with a specialty sales force.”

Dr. Barrett continued, “We believe that the successful Phase 3 trial results also validate XenoPort’s Transported Prodrug™ technology that has been used to create our other product candidates. We believe that these product candidates could offer improved treatment alternatives for several conditions, and we anticipate making significant progress in these programs over the next year.”

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XenoPort Reports First Quarter Financial Results (con’t)	Page 2

XenoPort First Quarter 2007 Financial Results
Revenues for the first quarter of 2007 were $16.5 million, compared to $1.3 million for the same period in 2006. The increase in first quarter revenues was primarily due to revenue recognized under the GSK agreement that was executed in February 2007.

Research and development expenses for the first quarter of 2007 were $17.1 million, compared to $13.7 million for the same period in 2006. The increase in expenses was primarily due to increased development activities for XP13512, as well as increased personnel and consulting costs related to clinical development programs.

General and administrative expenses were $4.4 million for the first quarter of 2007, compared to $3.4 million for the same period in 2006. The increase in expenses was primarily due to increased personnel costs, marketing expenses and office-related expenses.

Net loss for the first quarter of 2007 was $3.3 million, compared to a net loss of $15.0 million for the same period in 2006. Basic and diluted loss per share was $0.14 for the first quarter of 2007, compared to $0.77 for the same period in 2006.

At March 31, 2007, XenoPort had cash and cash equivalents and short-term investments of $171.4 million.

Development Pipeline Update
XenoPort announced today that in addition to initiating a Phase 2 clinical trial of XP19986 in GERD, it will commence in the second half of this year a Phase 2 clinical trial of XP19986 for the alleviation of symptoms in patients with spasticity. XenoPort plans to file an IND and initiate a Phase 1 trial of XP21279, a Transported Prodrug of L-dopa, in the fourth quarter of 2007. In addition, XenoPort plans to commence pre-clinical development activities to support the filing of an IND in 2008 for XP20925, a transported prodrug of propofol.

Conference Call
XenoPort will host a conference call at 5:00 p.m. Eastern Time today. To access the conference call via the Internet, go to www.XenoPort.com. To access the live conference call via phone, dial 1-888-275-3514. International callers may access the live call by dialing 1-706-679-1417.

The replay of the conference call may be accessed after 8:00 p.m. Eastern Time today via the Internet, at www.XenoPort.com, or via phone at 1-800-642-1687 for domestic callers or 1-706-645-9291 for international callers. The reference number to enter the call and the replay of the call is 5725999.

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XenoPort Reports First Quarter Financial Results (con’t)	Page 3

About XenoPort
XenoPort, Inc. is a biopharmaceutical company focused on developing a portfolio of internally discovered product candidates that utilize the body’s natural nutrient transport mechanisms to improve the therapeutic benefits of existing drugs. XenoPort’s most advanced product candidate, XP13512, has recently completed a positive Phase 3 pivotal trial as a potential treatment for RLS. Additional trials are underway in this Phase 3 clinical program. Through its partners, GSK and Astellas, XenoPort intends to develop XP13512 for additional applications, including as a potential treatment for neuropathic pain. XenoPort has also reported positive results from a Phase 2a clinical trial of its second product candidate, XP19986, as a potential treatment for GERD. In addition, in the fourth quarter of 2007, XenoPort intends to file an IND for its third product candidate, XP21279, as a potential treatment for Parkinson’s disease.
To learn more about XenoPort, please visit the Web site at www.XenoPort.com.

Forward-Looking Statements
This press release contains “forward-looking” statements, including, without limitation, all statements related to our future preclinical and clinical development programs for XP13512, XP19986, XP21279 and XP20925 and the timing thereof; the therapeutic and commercial potential of XP13512, XP19986 and XP21279; future commercialization plans; future clinical development plans; and our future clinical trials. Any statements contained in this press release that are not statements of historical fact may be deemed to be forward-looking statements. Words such as “believes,” “anticipates,” “could,” “plans,” “will,” “intends,” “potential” and similar expressions are intended to identify forward-looking statements. These forward-looking statements are based upon XenoPort's current expectations. Forward-looking statements involve risks and uncertainties. XenoPort's actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties, which include, without limitation, the ability of the company to successfully conduct clinical trials for XP13512 and XP19986 and preclinical studies for XP21279 and XP20925, and the results thereof; the uncertainty of the FDA approval process and other regulatory requirements; the therapeutic and commercial value of the company’s compounds; and the company’s dependence on Astellas and GSK for aspects of the development, regulatory approval, manufacturing and commercialization of XP13512. These and other risk factors are discussed under the heading “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2006, filed with the Securities and Exchange Commission on March 7, 2007. XenoPort expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the company's expectations with regard thereto or any change in events, conditions or circumstances on which any such statements are based.

XenoPort and Transported Prodrug are U.S. trademarks of XenoPort, Inc.

XNPT2F

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XENOPORT, INC.

BALANCE SHEETS
(Unaudited)

	March 31,	December 31,
	2007	2006
	(in thousands)
Current assets:
Cash and cash equivalents	$58,452	$14,857
Short-term investments	112,984	103,997
Accounts receivable	2,523	2,796
Other current assets	2,078	1,332
Total current assets	176,037	122,982
Property and equipment, net	3,746	3,532
Long-term assets and other	2,171	2,151
Total assets	$181,954	$128,665
Current liabilities:
Short-term liabilities	$75,684	$20,955
Short-term borrowings	403	500
Total current liabilities	76,087	21,455
Other long term liabilities	23,233	23,744
Long-term borrowings	121	181
Stockholders’ equity:
Common stock	25	24
Additional paid-in capital	290,093	287,517
Accumulated deficit	(207,605)	(204,256)
Total stockholders’ equity	82,513	83,285
Total liabilities and stockholders’ equity	$181,954	$128,665

XENOPORT, INC.

STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended March 31,
	2007	2006
	(in thousands, except per share amounts)

Revenues:
Collaboration revenue	$16,539	$1,288
Total revenues	16,539	1,288
Operating expenses:
Research and development*	17,089	13,746
General and administrative*	4,403	3,406
Total operating expenses	21,492	17,152
Loss from operations	(4,953)	(15,864)
Interest income	1,657	937
Interest and other expense	(53)	(51)
Net loss	(3,349)	(14,978)
Basic and diluted net loss per share	$(0.14)	$(0.77)
Shares used to compute basic and diluted net loss per share	24,567	19,516

* Includes non-cash stock-based compensation as follows:

Research and development	1,269	574
General and administrative	851	530
	$2,120	$1,104

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